                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                              Three Months             Three Months
                                                                                  Ended                   Ended
                                                                              March 31, 1999           March 31, 1998
                                                                              --------------           --------------
Basic:
       Average common shares outstanding                                         10,778,159               14,123,951
                                                                                -----------              -----------
             Total                                                               10,778,159               14,123,951
                                                                                ===========              ===========
       Net Income                                                               $ 5,854,817              $ 2,450,383
                                                                                ===========              ===========
       Per Share Amount                                                         $      0.54              $      0.17
                                                                                ===========              ===========


DILUTED:
       Average common shares outstanding                                         10,778,159               14,123,951
       Net effect of dilutive stock options outstanding
           during the period -- based on the treasury stock method                   83,615                  110,474
                                                                                -----------              -----------
             Total                                                               10,861,774               14,234,425
                                                                                ===========              ===========
       Net Income                                                               $ 5,854,817              $ 2,450,383
                                                                                ===========              ===========
       Per Share Amount                                                         $      0.54              $      0.17
                                                                                ===========              ===========



                                       46